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Exhibit 10.20

[ICN PHARMACEUTICALS, INC. LETTERHEAD]

March 8, 2002

Metabasis Therapeutics, Inc.
9390 Towne Centre Drive
San Diego, CA 92122

Ladies and Gentlemen:

        Reference is made to the Development and License Agreement between ICN Pharmaceuticals, Inc. ("ICN") and Metabasis Therapeutics, Inc. ("Metabasis"), dated October 1, 2001 relating to, among other things, the development, manufacturing and marketing of MB6866 (to be renamed Hepavir B) (the "Agreement").

        As you are aware, ICN is in the process of finalizing the contribution of substantially all of its research and development assets, and all of ICN's rights under the Agreement, to Ribapharm Inc. ("Ribapharm"), an Affiliate (as defined in the Agreement) of ICN. ICN intends to sell a minority interest (i.e., less than twenty percent (20%)) of the capital stock of Ribapharm in an underwritten public offering (the "IPO"), and as soon as possible following completion of the IPO to distribute ICN's remaining interest in Ribapharm to ICN's stockholders on a tax-free basis. All of the foregoing is more fully described in the Registration Statement on Form S-1 (No. 333-39350) as currently filed with the Securities and Exchange Commission.

        In view of the transactions described above, ICN, Ribapharm and Metabasis hereby agree as follows:

          1.     Subject to the terms and conditions set forth in this Letter of Agreement, Metabasis hereby consents to the assignment by way of contribution by ICN and the assumption by Ribapharm of any and all of ICN's rights and obligations under the Agreement as provided for in this Letter of Agreement.

          2.     ICN hereby assigns by way of contribution to Ribapharm, and Ribapharm hereby accepts and assumes, all of ICN's rights and obligations under the Agreement. Ribapharm, as ICN's assignee, hereby assumes and shall be subject to and comply with all of the terms and conditions of the Agreement and shall be responsible for performing all of the duties, liabilities and obligations of ICN thereunder. Metabasis shall have the right to hold Ribapharm directly responsible for performance of any and all of ICN's obligations under the Agreement as a party thereto.

          3.     Notwithstanding any other provision of this Letter of Agreement, nothing in this Letter Agreement shall relieve ICN of any of its obligations under the Agreement. Without limiting the foregoing, notwithstanding the assignment by way of contribution of the Agreement by ICN to Ribapharm as contemplated hereunder, pursuant to Section 13.3 of the Agreement, ICN hereby irrevocably and unconditionally guarantees, in favor of Metabasis and its Affiliates, the prompt and full performance as when due (after giving effect to any applicable cure period or notice requirement under the Agreement) of each of the obligations of ICN assigned by way of contribution to Ribapharm under and in accordance with the Agreement. ICN waives presentment, notice, dishonor and notice of dishonor and any other defenses available to it hereunder as a surety and agrees to be bound to such obligations as fully as if it were a co-obligor. This guarantee is an absolute, unconditional and continuing guarantee of payment and performance and not of collection. Metabasis need not exhaust or pursue any remedy or take any action in respect of the default of any obligation guaranteed hereby prior to or as a condition to proceeding directly under this guarantee against ICN and its Affiliates. ICN represents and warrants to Metabasis that it has the corporate power and authority to enter into this guarantee, that all corporate and governmental approvals needed by it to enter into and to perform this guarantee have been secured or obtained, and that this guarantee is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, and that the execution of this guarantee does not conflict with any agreement, undertaking, or instrument to which it is party. The undersigned represents that he or she is fully authorized to execute and deliver this guarantee on behalf of ICN. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          4.     Except as otherwise provided herein, the Agreement shall remain in full force and effect in accordance with its terms.

        The parties have indicated that their acceptance and agreement with respect to the transactions described above on the terms and conditions set forth herein by the signature of their duly authorized representatives below.

Very truly yours,

[SEAL]

ICN PHARMACEUTICALS, INC.		RIBAPHARM INC.
By:	/s/ JOHN GIORDANI	By:	/s/ BILL A. MACDONALD
Name:	John Giordani	Name:	Bill A. MacDonald
Title:	Executive Vice President, CFO	Title:	Vice President, CFO and Treasurer
Accepted and agreed to as of the date appearing below:
METABASIS THERAPEUTICS, INC.
By:	/s/ PAUL K. LAIKIND (authorized representative)
Name:	Paul K. Laikind, Ph.D.
Title:	Chairman, CEO & President
Date:	March 11, 2002

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  Exhibit 10.20